Exhibit 99.1

AdEx Media CEO Resigns

Mountain View, CA – December 21, 2009- AdEx Media, Inc. (OTCBB:ADXM), a leading performance-driven, online marketing and distribution company, announced today that Scott Rewick, Company CEO resigned on Thursday, December 17, 2009.

Scott Rewick was CEO of AdEx since the company began operations in May of 2008.  He requested to leave the company to pursue other interests.

Scott Rewick commented, “After a successful launch of the Think Platform and building a strong revenue base, I feel it is time to pass the reigns as AdEx begins the next phase of sustained growth and profitability.”

A selection process to find and appoint a new CEO has begun and until a replacement is found the executive team will report directly to the Chairman of the Board of Directors.

Joe Abrams, Chairman remarked, “We would like to thank Scott for his work in launching the company and we wish him well in his future endeavors.”

About AdEx Media, Inc.

AdEx Media, Inc. is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products. AdEx both markets and distributes its own products, developed pursuant to strategic partnerships with manufacturers, and offers its third-party advertising customers a multi-channel Internet advertising network and diversified solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing, (ii) display marketing, (iii) lead generation, and (iv)affiliate marketing. AdEx offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).For more information about AdEx Media, visit http://www.AdEx.com.

For more information about AdEx Media, visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Investor Contact:
Boutcher&Boutcher
Aimee Boutcher
(973) 239-2878